UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 2, 2009

SIGNPATH PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

333-158474	20-5079533
(Commission File Number)	(IRS Employer Identification No.)

1375 California Road
Quakertown, PA  18951

(Address of Principal Executive Offices)      (Zip Code)

(215) 538-9996

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On October 2, 2009, M&K CPAs, PLLC (“M&K”), the independent registered public accounting firm of SignPath Pharma Inc., a Delaware corporation (the “Company”), informed the Company, and the management, the Audit Committee, and the Board of Directors of the Company concluded, that the Company’s previously issued financial statements as of and for the year ended December 31, 2008, as included in:

(a)	the Registration Statement on Form S-1/A filed with the Commission on August 10, 2009 (the “Form S-1/A”), and

(b)	the prospectus filed under Rule 424(b)(3) filed with the Commission on August 11, 2009 (the “Final Prospectus”, with the “Form S-1/A, the “Filings”)

should not be relied upon: (i) due to the Company’s previous recording of a warrant expense for the fair value of the warrants in conjunction with the sale of its preferred stock, which resulted in an overstatement of Additional Paid-in Capital and General & Administrative Expenses of $799,184, in the Company’s Balance Sheets as of December 31, 2008 and Statement of Operations for the year ended December 31, 2008 (as previously restated in the Company’s former auditors’ audit reports dated June 19, 2009 and August 4, 2009 and the related financial statements (the “Initial Restatement”)); and (ii) given the Company recorded the issuance of 57,500 shares in both the period ended December 31, 2007 and 2008, which resulted in an overstatement of Common Stock of $58, Additional Paid-in Capital of $38,467, and Stock Offering Costs of $38,524 in the financial statements for the Statements of Stockholders’ Equity (Deficit) as of December 31, 2008 in the Initial Restatement.  As a result of such overstatements, the Company should restate the financial statements contained within the Filings to reflect the foregoing (the “Current Restatement”) and file a post-effective amendment to the aforementioned Filings accordingly, as well as a related prospectus once the post-effective amendment is declared effective by the Commission.

The Company’s Board of Directors and management conducted a review of the Company’s accounting treatment of the matters relating to the Current Restatement and concluded that the errors resulted from the Company relying on improper guidance received from its predecessor auditor in the application of applicable accounting standards surrounding the treatment of warrants issued in conjunction with stock offerings.  The Company improperly expensed the fair value of the warrants as opposed to apportioning an amount of the additional paid-in capital associated with the issuances to the warrants in the amount of the fair value of the warrants.  The Board of Directors and authorized officers of the Company discussed this matter and conclusion with M&K and it was concluded that the Company's previously issued financial statements appearing in the Filings (including as affected by the Initial Restatement) could not be relied upon and needed to be restated so as to reflect the Current Restatement.  Specifically, such Current Restatement changes are as follows:

ASSETS

	December 31,	Net	December 31,
	2008	Change	2008
	(Restated)		(Original)
CURRENT ASSETS

Cash	$181,128	-	$181,128

Total Current Assets	181,128	-	181,128

EQUIPMENT, net	3,200	-	3,200

TOTAL ASSETS	$184,328	-	$184,328

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts Payable	$-	-	$-
Accrued Liabilities	-	-	-

Total Current Liabilities	-	-	-

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; $0.10 par value, 5,000,000
shares authorized 2,062 and 1,502 shares
issued and outstanding, respectively	150	-	150
Common stock; $0.001 par value, 45,000,000
shares authorized; 11,307,500 and 11,307,500
shares issued and outstanding, respectively	11,308	58	11,365
Additional paid-in capital	2,099,804	799,126	2,898,931
Deficit accumulated during the development stage	(1,926,934)	(799,184)	(2,726,118)

Total Stockholders' Equity (Deficit)	184,328	-	184,328
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$184,328	-	$184,328

In light of the Current Restatement, the Company’s CEO and CFO have concluded that the Company’s disclosure controls and procedures, as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Securities Exchange Act of 1934, as amended, had significant deficiencies that caused its controls and procedures to be ineffective as of June 30, 2009. The Company will reflect this in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, to disclose the impact of the Current Restatement and the effect of the Current Restatement on the Company’s assessment of its internal controls and procedures, to the extent applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d)	Exhibits

No.	Exhibits

7.1	Letter from M&K CPAs, PLLC to the Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2009	SIGNPATH PHARMA INC.

By: s/s Lawrence Helson
Name: Dr. Lawrence Helson
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

7.1	Letter from M&K CPAs, PLLC to the Commission regarding statements included in this Form 8-K.